Exhibit 99.77(c)

ITEM 77C - Matters submitted to a vote of security holders

1.

A special meeting of shareholders of ING Investors Trust was held on April 22, 2013 to elect 13 nominees to the Board of Trustees of ING Investors Trust.

	For All	Withold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	980,377,634.237	49,269,114.925	0.000	0.000	1,029,646,749.162
John V. Boyer	980,864,708.237	48,782,040.925	0.000	0.000	1,029,646,749.162
Patricia W. Chadwick	980,769,531.237	48,877,217.925	0.000	0.000	1,029,646,749.162
Albert E. DePrince, Jr.	979,807,468.973	49,839,280.189	0.000	0.000	1,029,646,749.162
Peter S. Drotch	981,149,180.973	48,497,568.189	0.000	0.000	1,029,646,749.162
J. Michael Earley	981,054,494.237	48,592,254.925	0.000	0.000	1,029,646,749.162
Martin J. Gavin	981,585,764.237	48,060,984.925	0.000	0.000	1,029,646,749.162
Russell H. Jones	981,602,525.973	48,044,223.189	0.000	0.000	1,029,646,749.162
Patrick W. Kenny	980,748,578.973	48,898,170.189	0.000	0.000	1,029,646,749.162
Shaun P. Mathews	981,535,233.237	48,111,515.925	0.000	0.000	1,029,646,749.162
Joseph E. Obermeyer	980,237,431.237	49,409,317.925	0.000	0.000	1,029,646,749.162
Sheryl K. Pressler	980,025,511.237	49,621,237.925	0.000	0.000	1,029,646,749.162
Roger B. Vincent	980,862,692.237	48,784,056.925	0.000	0.000	1,029,646,749.162

The proposal passed.

1.

A special meeting of shareholders of each Portfolio listed below was held on April 22, 2013, to: 1) approve a new investment advisory agreement for each Portfolio with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement for each Portfolio below between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly-owned sub-advisers without obtaining the approval of each Portfolio’s shareholders.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Australia Index Portfolio	1	15,519,772.079	954,079.000	1,984,623.000	0.000	18,458,474.079
	2	15,401,119.413	1,041,786.333	2,015,568.333	0.000	18,458,474.079
	3	15,003,651.079	1,675,453.000	1,779,370.000	0.000	18,458,474.079

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Emerging Markets Index Portfolio	1	9,253,403.663	0.000	0.000	0.000	9,253,403.663
	2	9,253,403.663	0.000	0.000	0.000	9,253,403.663
	3	9,253,403.663	0.000	0.000	0.000	9,253,403.663

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Euro STOXX 50® Index Portfolio	1	62,322,779.000	2,086,664.000	2,636,624.000	0.000	67,046,067.000
	2	62,322,779.000	2,086,664.000	2,636,624.000	0.000	67,046,067.000
	3	60,463,881.667	3,541,625.667	3,040,559.666	0.000	67,046,067.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING FTSE 100 Index® Portfolio	1	42,493,519.000	111,229.000	1,303,889.000	1,641.140	43,910,278.140
	2	42,493,519.000	111,229.000	1,303,889.000	1,641.140	43,910,278.140
	3	41,650,309.000	111,229.000	2,147,099.000	1,641.140	43,910,278.140

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Hang Seng Index Portfolio	1	9,846,478.000	1,003,450.000	553,397.000	1,566.715	11,404,891.715
	2	9,840,369.250	1,005,618.250	557,337.250	1,566.965	11,404,891.715
	3	9,403,680.250	1,335,647.250	663,997.250	1,566.965	11,404,891.715

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Index Plus LargeCap Index Portfolio	1	26,723,916.637	1,733,984.316	2,791,301.000	0.000	31,249,201.953
	2	26,445,605.472	1,942,862.481	2,860,734.000	0.000	31,249,201.953
	3	25,200,553.241	3,474,637.712	2,574,011.000	0.000	31,249,201.953

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Index Plus MidCap Index Portfolio	1	23,445,996.000	1,568,763.000	2,132,620.000	0.000	27,147,379.000
	2	23,450,002.667	1,490,428.667	2,206,947.666	0.000	27,147,379.000
	3	22,379,128.334	2,672,580.333	2,095,670.333	0.000	27,147,379.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Index Plus SmallCap Index Portfolio	1	12,372,270.000	643,568.000	1,256,099.000	0.000	14,271,937.000
	2	12,322,068.000	648,177.000	1,301,692.000	0.000	14,271,937.000
	3	11,776,077.000	1,256,511.000	1,239,349.000	0.000	14,271,937.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING International Index Portfolio	1	38,453,004.000	2,810,527.000	3,614,650.000	8,273.547	44,886,454.547
	2	38,163,714.500	3,001,774.500	3,712,691.500	8,274.047	44,886,454.547
	3	35,996,693.250	4,899,539.250	3,981,948.250	8,273.797	44,886,454.547

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Japan TOPIX Index® Portfolio	1	43,313,786.000	2,350,725.000	257,117.000	0.000	45,921,628.000
	2	43,313,786.000	2,350,725.000	257,117.000	0.000	45,921,628.000
	3	40,814,766.000	2,350,725.000	2,756,137.000	0.000	45,921,628.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING RussellTM Large Cap Growth Index Portfolio	1	19,285,006.000	1,243,069.000	2,034,665.000	0.000	22,562,740.000
	2	19,257,896.000	1,298,561.000	2,006,283.000	0.000	22,562,740.000
	3	18,273,142.667	2,206,196.667	2,083,400.666	0.000	22,562,740.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING RussellTM Large Cap Index Portfolio	1	34,811,224.000	1,796,544.000	3,590,204.000	0.000	40,197,972.000
	2	34,701,130.000	1,989,402.000	3,507,440.000	0.000	40,197,972.000
	3	33,606,225.667	3,402,814.667	3,188,931.666	0.000	40,197,972.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING RussellTM Large Cap Value Index Portfolio	1	6,850,051.000	346,367.000	809,347.000	0.000	8,005,765.000
	2	6,779,999.334	434,407.333	791,358.333	0.000	8,005,765.000
	3	6,458,653.334	761,006.333	786,105.333	0.000	8,005,765.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING RussellTM Mid Cap Growth Index Portfolio	1	12,945,485.000	695,097.000	1,464,028.000	0.000	15,104,610.000
	2	12,908,399.000	792,190.000	1,404,021.000	0.000	15,104,610.000
	3	12,405,868.334	1,357,386.333	1,341,355.333	0.000	15,104,610.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING RussellTM Mid Cap Index Portfolio	1	102,176,178.000	5,974,934.000	7,793,901.000	0.000	115,945,013.000
	2	101,429,097.667	6,428,127.667	8,087,787.666	0.000	115,945,013.000
	3	97,054,340.000	10,646,562.000	8,244,111.000	0.000	115,945,013.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING RussellTM Small Cap Index Portfolio	1	43,703,089.000	2,545,059.000	4,379,879.000	0.000	50,628,027.000
	2	43,593,721.000	2,797,813.000	4,236,493.000	0.000	50,628,027.000
	3	42,409,802.667	4,446,241.667	3,771,982.666	0.000	50,628,027.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Small Company Portfolio	1	18,714,122.000	1,687,122.000	1,880,968.000	0.000	22,282,212.000
	2	18,706,758.667	1,807,103.667	1,768,349.666	0.000	22,282,212.000
	3	17,793,645.667	2,638,849.667	1,849,716.666	0.000	22,282,212.000

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING U.S. Bond Index Portfolio	1	311,925,837.000	21,800,056.000	39,737,407.000	4,437.421	373,467,737.421
	2	310,773,338.750	23,833,500.750	38,856,460.750	4,437.171	373,467,737.421
	3	288,960,597.500	50,956,895.500	33,545,807.500	4,436.921	373,467,737.421

*The proposals passed.

	Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	1	18,103,277.000	1,019,487.000	2,565,664.000	0.000	21,688,428.000
	2	18,407,585.667	816,522.667	2,464,319.666	0.000	21,688,428.000
	3	17,774,631.000	2,033,686.000	1,880,111.000	0.000	21,688,428.000

*The proposals passed.